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                                  EXHIBIT 23.01

                          Consent of Ernst & Young LLP
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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-7017) and related prospectus of Viragen, Inc. for the registration of 6,050,000 shares of its common stock and to the incorporation by reference therein of our report dated August 16, 1996, with respect to the consolidated financial statements of Viragen, Inc. included in its annual report (Form 10-K/A1) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.

                                               Ernst & Young LLP

December 17, 1996
Miami, Florida